UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2015

HMS Income Fund, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 1, 2015, HMS Income Fund, Inc. (the “Company”) increased its public offering price from $9.75 per share to $9.90 per share. The increase in the public offering price will be effective as of the Company’s May 7, 2015 weekly closing.

In accordance with the Company’s share pricing policy, its board of directors determined that an increase in the public offering price per share was warranted following an increase in the Company’s estimated net asset value per share in order to ensure that the Company's net asset value per share does not exceed its net offering price per share. As a result of the increase in the Company’s public offering price per share, the maximum combined sales commission and dealer manager fee per share and the net proceeds per share will correspondingly increase from $0.97 to $0.99 and $8.78 to $8.91, respectively.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

May 1, 2015	By:	/s/ David M. Covington
Name: David M. Covington
Title: Chief Accounting Officer and Treasurer